UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2012

Farmer Bros. Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20333 South Normandie Avenue, Torrance, California		90502
(Address of Principal Executive Offices)		(Zip Code)

(310) 787-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Employment Agreement

On March 9, 2012, Farmer Bros. Co., a Delaware corporation (the “Company”), and Michael H. Keown entered into an Employment Agreement (the “Keown Employment Agreement”), pursuant to which the Company will employ Mr. Keown as President and Chief Executive Officer. Mr. Keown’s employment is expected to commence on March 23, 2012 (the “Commencement Date”).

The following description of the Keown Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Keown Employment Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Pursuant to the Keown Employment Agreement, Mr. Keown’s initial annual base salary will be $475,000. Mr. Keown will be entitled to participate in the Farmer Bros. Co. 2005 Incentive Compensation Plan (the “Incentive Plan”), with a Target Award (as defined in the Incentive Plan) equal to one hundred percent (100%) of his base annual salary, prorated for fiscal 2012 based on the Commencement Date. In addition, Mr. Keown is entitled to a guaranteed bonus for fiscal 2012 of $475,000, prorated based on the Commencement Date, and a guaranteed bonus for fiscal 2013 equal to one-third (1/3) of his fiscal 2013 Target Award.

Mr. Keown will be entitled to all benefits and perquisites provided by the Company to its senior executives, including paid days off, group health insurance, life insurance, 401(k) plan, employee stock ownership plan, cell phone, Company credit card, expense reimbursement and an automobile allowance. In addition, the Company will pay and/or reimburse certain expenses related to Mr. Keown’s relocation to Southern California.

In accordance with the provisions of the Farmer Bros. Co. 2007 Omnibus Plan (the “Omnibus Plan”), on the Commencement Date, or on the first business day following the end of any regular blackout period if the Commencement Date is during a regular blackout period, Mr. Keown will be granted the following equity awards: (i) fifteen thousand (15,000) shares of restricted stock to vest in its entirety on the third anniversary of the grant date; (ii) seventy thousand (70,000) nonqualified stock options to vest ratably over three years on each anniversary of the grant date; and (iii) such number of shares of restricted stock equal to $175,000 divided by the closing price of the Company’s common stock on the award date to vest fifty-eight percent (58%) on the first anniversary of the grant date and forty-two percent (42%) on the second anniversary of the grant date, in each case subject to accelerated vesting upon certain events of termination. Mr. Keown will be entitled to participate in such future grants under the Omnibus Plan as are made by the Compensation Committee and the Board of Directors from time to time to senior Company officers. The Form of 2007 Omnibus Plan Stock Option Grant Notice and Stock Option Agreement and the Form of 2007 Omnibus Plan Restricted Stock Award Grant Notice and Restricted Stock Award Agreement and the Stock Ownership Guidelines for Directors and Executive Officers have been filed with the SEC as Exhibits to the Form 8-K filed on February 26, 2008 and are incorporated herein by reference.

Mr. Keown’s employment may be terminated by the Company at any time with or without Cause or upon Mr. Keown’s resignation with or without Good Reason, death or Permanent Incapacity, as such terms are defined in the Keown Employment Agreement. Upon certain events of termination, Mr. Keown is entitled to severance benefits, including base salary continuation, partially Company-paid COBRA coverage, and a prorated Target Award under the Incentive Plan. In addition, if termination occurs after the end of a fiscal year but before the Compensation Committee takes final action on Incentive Plan bonuses for the preceding fiscal year, in certain events Mr. Keown will be entitled to a bonus for the preceding fiscal year. Receipt of any severance amounts is conditioned upon execution of a general release of claims against the Company. If Mr. Keown becomes eligible for severance benefits under the Change in Control Severance Agreement described below under this Item 1.01, the benefits provided under that agreement will be in lieu of, and not in addition to, the severance benefits under the Keown Employment Agreement.

Indemnification Agreement

On March 9, 2012, the Company and Mr. Keown entered into the Company’s standard form of Indemnification Agreement for directors and officers. Pursuant to the Indemnification Agreement, the Company will, to the extent permitted by applicable law, indemnify and hold harmless Mr. Keown against all expenses, judgments, fines, penalties and amounts paid in settlement in connection with any threatened, pending or completed proceeding by reason of his status as an officer of the Company. The foregoing description is qualified in its entirety by the full text of the Indemnification Agreement, the form of which is filed herewith as Exhibit 10.2 (to update the schedule of indemnitees) and incorporated herein by reference.

Change in Control Severance Agreement

On March 9, 2012, the Company and Mr. Keown entered into the Company’s standard form of Change in Control Severance Agreement for executive officers. A brief description of the terms and conditions of the form of Change in Control Severance Agreement was previously filed by the Company in its definitive Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934, filed with the SEC on October 28, 2011 and incorporated herein by reference. The foregoing description is qualified in its entirety by the full text of the Change in Control Severance Agreement, the form of which is filed herewith as Exhibit 10.3 (to update the schedule of executive officers) and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective as of the Commencement Date, Jeffrey A. Wahba and Patrick G. Criteser will step down as Interim Co-Chief Executive Officers. Mr. Wahba will continue as Treasurer and Chief Financial Officer of the Company, and Mr. Criteser will continue as President and Chief Executive Officer of Coffee Bean International, Inc., a subsidiary of the Company.

(c)(1) On March 9, 2012, the Company and Michael H. Keown entered into the Keown Employment Agreement pursuant to which Mr. Keown will serve as President and Chief Executive Officer of the Company. Mr. Keown’s employment is expected to commence on March 23, 2012. A copy of the Company’s press release dated March 13, 2012 relating to Mr. Keown’s employment is filed herewith as Exhibit 99.1 and incorporated herein by reference.

(2) Mr. Keown, age 49, has served in various executive capacities at Dean Foods Company, a food and beverage company, since 2003. He has been at WhiteWave Foods Company, a subsidiary of Dean Foods, since 2004 and most recently as President, Indulgent Brands. He was also responsible for WhiteWave’s alternative channel business comprised largely of foodservice. Mr. Keown served as President of the Dean Branded Products Group of Dean Foods since 2003. Mr. Keown joined Dean Foods from The Coca-Cola Company, where he served as Vice President and General Manager of the Shelf Stable Division of The Minute Maid Company. Mr. Keown has over 25 years of experience in the Consumer Goods business, having held various positions with E.&J. Gallo Winery and The Procter & Gamble Company. Mr. Keown holds a Bachelor’s degree in Economics from Northwestern University.

There are no understandings or arrangements between Mr. Keown and any other person pursuant to which Mr. Keown was selected as President and Chief Executive Officer. Mr. Keown has no family relationship with any director or executive officer of the Company. Other than as set forth in the Keown Employment Agreement described above in Item 1.01, Mr. Keown presently does not have a direct or indirect material interest in any transaction or proposed transaction in which the Company is or is to be a party in which the amount involved exceeds $120,000.

(3) The disclosure in Item 1.01 above relating to the agreements between the Company and Mr. Keown is incorporated herein by reference.

(e)	The disclosure in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of March 9, 2012, by and between Farmer Bros. Co. and Michael H. Keown*

10.2	Form of Indemnification Agreement for Directors and Officers of the Company, as adopted on May 18, 2006 and as amended on December 31, 2008 (with updated schedule of indemnitees attached)*

10.3	Form of Change in Control Severance Agreement for Executive Officers of the Company (with updated schedule of executive officers attached)*

99.1	Press release of Farmer Bros. Co. announcing new President and Chief Executive Officer

*	Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 13, 2012

FARMER BROS. CO.

By:	/S/ JEFFREY A. WAHBA
Jeffrey A. Wahba
Interim Co-Chief Executive Officer, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of March 9, 2012, by and between Farmer Bros. Co. and Michael H. Keown*

10.2	Form of Indemnification Agreement for Directors and Officers of the Company, as adopted on May 18, 2006 and as amended on December 31, 2008 (with updated schedule of indemnitees attached)*

10.3	Form of Change in Control Severance Agreement for Executive Officers of the Company (with updated schedule of executive officers attached)*

99.1	Press release of Farmer Bros. Co. announcing new President and Chief Executive Officer

*	Management contract or compensatory plan or arrangement.